EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
MARCH 2018 MONTHLY DIVIDEND AND
FEBRUARY 28, 2018 RMBS PORTFOLIO CHARACTERISTICS

•	March 2018 Monthly Dividend of $0.09 Per Share
•	RMBS Portfolio Characteristics as of February 28, 2018

Vero Beach, Fla., March 8, 2018 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of March 2018. The dividend of $0.09 per share will be paid April 10, 2018, to holders of record on March 29, 2018, with an ex-dividend date of March 28, 2018.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of March 8, 2018, the Company had 53,065,790 shares outstanding. At December 31, 2017, the Company had 53,061,904 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of February 28, 2018 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2017.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Feb 2018 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Mar)
As of February 28, 2018
Adjustable Rate RMBS	$1,649	$1,740	$105.53	0.05%	3.95%	0.02%
10-1 Hybrid Rate RMBS	26,568	26,448	99.55	0.69%	2.59%	0.70%
Hybrid Adjustable Rate RMBS	26,568	26,448	99.55	0.69%	2.59%	0.70%
15 Year Fixed Rate RMBS	38,111	38,944	102.19	1.02%	3.50%	10.69%
20 Year Fixed Rate RMBS	498,438	517,292	103.78	13.50%	4.00%	6.03%
30 Year Fixed Rate RMBS	2,965,939	3,109,311	104.83	81.16%	4.32%	5.71%
Total Fixed Rate RMBS	3,502,488	3,665,547	104.66	95.68%	4.26%	5.81%
Total Pass-through RMBS	3,530,705	3,693,735	104.62	96.41%	4.25%	5.77%
Interest-Only Securities	735,979	108,333	14.72	2.83%	3.80%	11.36%
Inverse Interest-Only Securities	259,670	29,024	11.18	0.76%	4.04%	11.68%
Structured RMBS	995,649	137,357	13.80	3.59%	3.85%	11.44%
Total Mortgage Assets	$4,526,354	$3,831,092		100.00%	4.24%	7.02%

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of February 28, 2018			As of February 28, 2018
Fannie Mae	$2,291,799	59.8%	Whole Pool Assets	$3,129,859	81.7%
Freddie Mac	1,533,373	40.0%	Non-Whole Pool Assets	701,233	18.3%
Ginnie Mae	5,920	0.2%	Total Mortgage Assets	$3,831,092	100.0%
Total Mortgage Assets	$3,831,092	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of February 28, 2018	Borrowings	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$592,982	16.5%	95	8/10/2018
Mirae Asset Securities (USA) Inc.	393,335	10.8%	50	8/10/2018
Wells Fargo Bank, N.A.	273,290	7.5%	14	3/14/2018
Citigroup Global Markets Inc	226,543	6.2%	16	3/19/2018
RBC Capital Markets, LLC	219,183	6.0%	12	3/12/2018
Guggenheim Securities, LLC	207,991	5.7%	15	3/27/2018
Cantor Fitzgerald & Co	196,124	5.4%	16	3/16/2018
ING Financial Markets LLC	192,698	5.3%	11	3/12/2018
Mitsubishi UFJ Securities (USA), Inc	173,432	4.8%	19	3/23/2018
Goldman, Sachs & Co	154,046	4.2%	16	3/29/2018
ICBC Financial Services LLC	151,117	4.1%	2	3/2/2018
Nomura Securities International, Inc.	136,686	3.7%	18	3/29/2018
KGS-Alpha Capital Markets, L.P	124,525	3.4%	43	8/14/2018
Merrill Lynch, Pierce, Fenner & Smith Incorporated	111,128	3.0%	9	3/14/2018
Natixis, New York Branch	103,550	2.8%	20	3/26/2018
FHLB-Cincinnati	92,054	2.5%	1	3/1/2018
ED&F Man Capital Markets Inc	86,115	2.4%	17	3/22/2018
Mizuho Securities USA, Inc	73,769	2.0%	17	3/22/2018
Daiwa Securities America Inc.	67,255	1.8%	10	3/12/2018
Lucid Cash Fund USG LLC	40,111	1.1%	13	3/13/2018
J.V.B. Financial Group, LLC	18,697	0.5%	13	3/14/2018
South Street Securities, LLC	10,614	0.3%	28	3/28/2018
Total Borrowings	$3,645,245	100.0%	32	8/14/2018

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of February 28, 2018
Adjustable Rate RMBS	$1,740	4	10.05%	2.00%	$8	$(6)
Hybrid Adjustable Rate RMBS	26,448	58	7.59%	2.00%	386	(406)
Total Fixed Rate RMBS	3,665,547	n/a	n/a	n/a	74,508	(93,300)
Total Pass-through RMBS	3,693,735	n/a	n/a	n/a	74,902	(93,712)
Interest-Only Securities	108,333	n/a	n/a	n/a	(12,083)	8,526
Inverse Interest-Only Securities	29,024	1	5.28%	n/a	3,050	(3,647)
Structured RMBS	137,357	n/a	n/a	n/a	(9,033)	4,879
Total Mortgage Assets	$3,831,092	n/a	n/a	n/a	$65,869	$(88,833)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$1,454,545	Dec-2020	$(20,000)	$20,000
Treasury Futures Contracts - Short Positions			165,000	Jun-2018	(4,374)	4,308
Payer Swaps			1,010,000	Aug-2022	(12,175)	12,175
Payer Swaption			750,000	Aug-2028	(5,462)	13,106
Receiver Swaption			100,000	Feb-2024	1,141	(478)
TBA Short Positions			400,000	Mar-2018	(11,708)	13,640
Total Hedges					(52,578)	62,751

Grand Total					$13,291	$(26,082)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $113.93 at February 28, 2018. The notional contract value of the short position was $188.0 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400